Exhibit 99.1

OneSpaWorld Reports First Quarter 2019 Financial Results

Total revenues increased 7% compared to first quarter of fiscal 2018

Net loss of $(48.1M) compared to net income of $2.9M in first quarter of fiscal 2018

Adjusted net income increased 29% compared to first quarter of fiscal 2018

Nassau, Bahamas, May 8, 2019 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness products and services on board cruise ships and in destination resorts around the world, today announced its financial results for its first quarter ended March 31, 2019.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd. (“Steiner”), and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW the predecessor, whose historical results have become the historical results of OneSpaWorld. The operating results presented for the current quarter reflect the operating results of all the businesses acquired in the Business Combination.

First Quarter 2019 Highlights:

•	Total revenues increased 7% to $137 million compared to first quarter of fiscal 2018

•	Net loss of $(48.1) million, including $57.1 million of expenses primarily related to the Business Combination, compared to net income of $2.9 million in first quarter of fiscal 2018

•	Adjusted net income grew 29% to $9.0 million, or $0.14 per diluted share, compared to first quarter of fiscal 2018

•	Adjusted EBITDA increased 10% to $15.3 million compared to first quarter of fiscal 2018

•	Re-entered the public market through a business combination with Haymaker

•	Announced extension of current agreement with NCL LTD. through 2024

•	Announced agreement to become exclusive spa provider on all NCLH ships beginning in Jan. 2020

And Following Quarter End:

•	Named Virgin Voyages official partner to operate spa and wellness centers on their first-ever cruise offering, beginning in fiscal 2020

The Company’s results are reported in this press release on a GAAP basis and as adjusted non-GAAP basis. A reconciliation of GAAP to Non-GAAP financial information is provided at the end of this press release. This release also refers to Adjusted EBITDA and Adjusted Net Income (non-GAAP financial measures) terms for which the definition and reconciliation are presented below.

Leonard Fluxman, Executive Chairman of OneSpaWorld commented, “The first quarter marked an exciting period for our Company as we re-entered the public markets as a pure-play in health and wellness with our strategy delivering record revenue for OneSpaWorld. In recognition of our capabilities as the pre-eminent global provider of health and wellness products and services, two new agreements, one with Virgin Voyages and the second an extension of an existing agreement with Norwegian Cruise Lines, were announced. We are pleased with our performance and expect to continue our favorable momentum in the near and longer term.”

For the First Quarter Ended March 31, 2019 Compared to March 31, 2018

Total revenues increased 7%, or $8.6 million, to $137.5 million compared with $128.9 million during the first quarter of fiscal 2018. The increase was driven primarily by six incremental net new shipboard health and wellness centers added to the fleet of cruise line partners, 13 incremental net new destination resort health and wellness centers opened, a continued trend towards larger and enhanced shipboard health and wellness centers, and an improved collaboration with partners. The break-down of revenue growth between service and product revenues was as follows:

•	Service revenues increased 8%, or $7.9 million, to $106.0 million compared with $98.0 million during the first quarter of fiscal 2018.

•	Product revenues increased 2%, or $0.6 million, to $31.5 million compared with $30.8 million during the first quarter of fiscal 2018.

Cost of services increased $6.0 million, or 7%, compared to the first quarter of fiscal 2018. The increase was primarily attributable to an increase in service revenue, which increased 8%.

Cost of products increased $0.5 million, or 2%, compared to the first quarter of fiscal 2018. The increase was primarily attributable to an increase in product revenues, which also increased 2%.

Administrative expenses increased $2.7 million to $5.0 million, from $2.3 million compared to the first quarter of fiscal 2018, driven primarily by expenses incurred in connection with the Business Combination.

Salary and payroll taxes increased $46.7 million to $50.6 million, compared to $3.8 million the first quarter of fiscal 2018, primarily due to stock-based compensation of $20.4 million and change in control payments of $26.3 million both earned upon consummation of the Business Combination.

Amortization of intangible assets increased $0.5 million to $1.3 million, compared to $0.9 million in the first quarter of fiscal 2018, primarily due to the impact of purchase price accounting adjustments in connection with the Business Combination.

Other income (expense), net increased $2.9 million to an expense of $10.3 million, compared to an expense of $7.4 million in the first quarter of fiscal 2018, primarily due to the loss on extinguishment of debt associated with the payoff of the pre-existing debt by the parent of the Company’s predecessor.

Provision for income taxes increased $0.4 million to $0.9 million, compared to $0.5 million in the first quarter of fiscal 2018. The increase was attributable to stock-based compensation that is expected to be non-deductible for income tax purposes.

Net (loss) income was $(48.1) million in the first quarter of fiscal 2019 compared to net income of $2.9 million in the same period last year.

Balance Sheet and Cash Flow Highlights

•	Cash at the end of the first quarter of fiscal 2019 totaled $16 million

•	Total debt at the end of the first quarter of fiscal 2019 was $239 million

•	Unlevered After-Tax Free Cash Flow for the first quarter of fiscal 2019 was $14.7 million

Q2 2019 and Fiscal Year 2019 Guidance

For Q2 2019, OneSpaWorld expects the following:

•	Total revenues between $137 million and $142 million

•	Earnings per diluted share between $0.04 and $0.06, based on 65.2 million diluted shares outstanding

•	Adjusted net income per diluted share between $0.11 and $0.13, based on 65.2 million diluted shares outstanding

•	Adjusted EBITDA between $13 million and $15 million

•	Capital expenditures between $1.0 million and $1.2 million

For Fiscal Year 2019, OneSpaWorld expects the following:

•	Total revenues between $570 million and $575 million

•	Loss per basic share between $(0.65) and $(0.60), based on 61.1 million basic shares outstanding

•	Adjusted net income per diluted share between $0.49 and $0.54, based on 65.2 million diluted shares outstanding

•	Adjusted EBITDA between $57 million and $62 million

•	Capital expenditures between $5 million and $7 million

Conference Call Details

A conference call to discuss the first quarter fiscal 2019 financial results is scheduled for Wednesday, May 8, 2019, at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-327-6837 (international callers please dial 631-891-4304) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://onespaworld.com/investor-relations and by dialing 844-512-2921 and entering the access code 10006682. The replay will be available until May 16, 2019.

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, fitness, beauty and wellness services, treatments, and products currently onboard 164 cruise ships and at 70 destination resorts around the world. OneSpaWorld holds the leading market position within the fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ health, fitness, beauty, and wellness while vacationing for over 50 years.

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability of competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

ONESPAWORLD HOLDINGS LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	First Quarter Ended
	March 31,		$	%
	2019 (1)	2018	Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$105,993	$98,046	$7,947	8%
Product revenues	31,473	30,848	625	2%

Total revenues	137,466	128,894	8,572	7%

COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	89,222	83,178	6,044	7%
Cost of products	27,547	27,066	481	2%
Administrative	5,015	2,285	2,730	119%
Salary and payroll taxes	50,564	3,827	46,737	1221%
Amortization of intangible assets	1,337	867	470	54%

Total cost of revenues and operating expenses	173,685	117,223	56,462	48%

(Loss) income from operations	(36,219)	11,671	(47,890)	-410%

OTHER INCOME (EXPENSE), NET:
Interest expense	(6,873)	(7,359)	486	-7%
Loss on extinguishment of debt	(3,413)	—	(3,413)	-100%
Other income (expense)	—	(31)	31	-100%

Total other income (expense), net	(10,286)	(7,390)	(2,896)	39%

(Loss) income before provision for income taxes	(46,505)	4,281	(50,786)	-1186%
PROVISION FOR INCOME TAXES	855	498	357	72%

Net (loss) income	(47,360)	3,783	(51,143)	-1352%
Net income attributable to noncontrolling interest	782	900	(118)	-13%

Net (loss) income attributable to OneSpaWorld	$(48,142)	$2,883	$(51,025)	-1770%

(1)

The presentation of the results of operations for the first quarter of fiscal year 2019 represents the sum of the results of operations for the predecessor period prior to the Business Combination from January 1, 2019 to March 19, 2019 and successor period subsequent to the Business Combination from March 20, 2019 to March 31, 2019. The Company believes this Non-GAAP presentation of its results of operations for the first quarter of fiscal 2019 provides more comparability to the first quarter of fiscal 2018.

	Actual
	Q1 2019	Q1 2018
Selected Financial Statistics
Period End Ship Count	163	158
Average Ship Count (1)	160	154
Average Weekly Revenue Per Ship	$60,452	$59,033
Average Revenue Per Shipboard Staff Per Day	$468	$467
Period End Resort Count	69	58
Average Resort Count (2)	68	55
Average Weekly Revenue Per Resort	$13,601	$15,793
Capital Expenditures ($000’s)	$580	$1,355

	Forecasted
	Q2 2019	FY 2019
Period End Ship Count	164	169
Average Ship Count (1)	161	161
Period End Resort Count	71	73
Average Resort Count (2)	69	71
Capital Expenditures ($ millions)	$1.0 to $1.2	$5.0 to $7.0

(1)

Average Ship Count reflects the fact that during the period ships were in and out of service and is calculated by adding the total number of days that each of the ships generated revenue during the period, divided by the number of calendar days during the period.

(2)

Average Resort Count reflects the fact that during the period destination resort health and wellness centers were in and out of service during the period and is calculated by adding the total number of days that each destination resort health and wellness center generated revenue during the period, divided by the number of calendar days during the period.

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow.

We define Adjusted Net Income as: net (loss) income, adjusted for noncontrolling interest and the impact of certain other items, including: interest expense; loss on extinguishment of debt; related party adjustments; increase in depreciation and amortization expense resulting from the Business Combination; non-cash stock-based compensation; tax expense; non-cash prepaid expenses and change in control payments and other nonrecurring expenses incurred in connection with the Business Combination. Adjusted Net Income Per Diluted Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three month period ended March 31, 2019.

We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, loss on extinguishment of debt, provision (benefit) for income taxes, depreciation and amortization and noncontrolling interest, adjusted for the impact of certain other items, including: non-cash stock-based compensation expense; non-cash prepaid expenses; related party adjustments; and nonrecurring expenses, including change in control payments and other expenses incurred in connection with the Business Combination. All of these other items are reported in administrative and salary and payroll expenses in the condensed consolidated statements of operations.

We define Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

We believe that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow have limitations as profitability measures in that they do not include total amounts for interest expense on our debt and provision for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses similar to those for which adjustments are made in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual or non-recurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles expected earnings per diluted share of $0.04 to $0.06 to expected adjusted net income per diluted share of $0.11 to $0.13 for Q2 2019:

Earnings Per Diluted Share	$0.04 - $0.06

Depreciation and Amortization (d)	0.06
Business Combination Costs (g)	0.01

Adjusted Net Income Per Diluted Share	$0.11 - $0.13

The following table reconciles expected loss per basic share of $(0.65) to $(0.60) to expected adjusted net income per diluted share of $0.49 to $0.54 for fiscal year 2019:

Loss Per Basic Share	$(0.65) - $(0.60)

Interest Expense (b)	0.05
Loss On Extinguishment of Debt	0.05
Related Party Adjustments (c)	0.01
Depreciation and Amortization (d)	0.20
Stock-based Compensation	0.32
Change in Control Payments (e)	0.40
Business Combination Costs (g)	0.07
Diluted Shares / Basic Shares Differential (i)	0.04

Adjusted Net Income Per Diluted Share	$0.49 - $0.54

The following table reconciles Net (Loss) Income to Adjusted Net Income and Adjusted Net Income Per Diluted Share for the first quarter ended March 31, 2019 and 2018 (amounts in thousands except per share amounts):

	First Quarter Ended
	March 31,
	2019	2018
Net (Loss) Income	$(47,360)	$3,783
Noncontrolling Interest (a)	(782)	(900)
Interest Expense (b)	2,947	3,433
Loss On Extinguishment of Debt	3,413	—
Related Party Adjustments (c)	538	366
Depreciation and Amortization (d)	555	—
Change in Control Payments (e)	26,284	—
Stock-based Compensation	20,371	—
Tax Expense (f)	708	—
Business Combination Costs (g)	2,027	—
Addback for Non-Cash Prepaid Expenses (h)	276	261

Adjusted Net Income	$8,977	$6,943

Adjusted Net Income Per Diluted Share	$0.14

Diluted Weighted Average Shares Outstanding	65,215

The following table reconciles Net (Loss) Income to Adjusted EBITDA and Unlevered After-Tax Free Cash Flow for the first quarter ended March 31, 2019 and 2018 (amounts in thousands):

	First Quarter Ended
	March 31,
	2019	2018
Net (Loss) Income	$(47,360)	$3,783
Provision for Income Taxes	855	498
Other Expense	—	31
Noncontrolling Interest (a)	(782)	(900)
Interest Expense	6,873	7,359
Loss On Extinguishment of Debt	3,413	—
Related Party Adjustments (c)	538	366
Depreciation and Amortization	2,831	2,524
Change in Control Payments (e)	26,284	—
Stock-based Compensation	20,371	—
Business Combination Costs (g)	2,027	—
Addback for Non-Cash Prepaid Expenses (h)	276	261

Adjusted EBITDA	$15,326	$13,922

Capital Expenditures	(580)	(1,355)
Cash Taxes	(73)	(51)

Unlevered After-Tax Free Cash Flow	$14,673	$12,516

(a)	Noncontrolling Interest refers to a noncontrolling interest in a consolidated subsidiary of OneSpaWorld.
(b)	Interest Expense refers to add back to adjust interest expense as if the new debt financing resulting from the Business Combination was outstanding as of the beginning of first quarter of fiscal 2019.
(c)	Related Party Adjustments refers to adjustments to reflect the impact of agreements with related parties, primarily OSW Predecessor supply agreements with a wholly-owned subsidiary of Steiner Leisure.
(d)

Depreciation and Amortization refers to add back for impact for the first quarter of fiscal 2019 of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.

(e)	Change in Control Payments relates to amounts paid to OSW Predecessor executives upon consummation of the Business Combination.
(f)	Tax Expense relates to the tax impact of stock-based compensation and change in control payments recorded in the first quarter of fiscal 2019.
(g)	Business Combination Costs refers primarily to legal and advisory fees incurred by OneSpaWorld in connection with the consummation of the Business Combination.
(h)	Addback for Non-Cash Prepaid Expenses refers to non-cash expenses incurred in connection with certain contracts.
(i)

Diluted Shares / Basic Shares Differential refers to the impact of using diluted shares to calculate Adjusted Net Income Per Diluted Share, instead of basic shares, which are used to calculate Loss Per Basic Share.

Contacts:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

Jennifer Davis, 646-677-1813

jennifer.davis@icrinc.com

Follow OneSpaWorld:

Instagram: @onespaworld

Twitter: @onespaworld

LinkedIn: OneSpaWorld

Facebook: @onespaworld